EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276072 on Form S-3 of our report dated February 23, 2024, relating to the financial statements of Eastern Energy Gas Holdings, LLC and its subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Richmond, Virginia
February 23, 2024